Exhibit 99.1

Avinger Reports First Quarter 2023 Results

Redwood City, Calif., May 10, 2023 - Avinger, Inc. (Nasdaq: AVGR), a commercial-stage medical device company developing and marketing the first and only intravascular image-guided, catheter-based systems for diagnosis and treatment of vascular disease, today reported results for the first quarter ended March 31, 2023.

First Quarter and Recent Highlights

●	First quarter revenue of $1.9 million, and gross margin of 34%
●	Received 510(k) clearance for Tigereye ST, Avinger’s next generation image-guided CTO-crossing device, and initiated limited launch activities in the second quarter
●	Filed a 510(k) submission for the new Pantheris LV (large vessel) image-guided atherectomy device and advanced the review process
●	Continued to expand penetration of Lightbox 3 next-generation imaging console in both new and existing clinical accounts
●	Advanced development of the first-ever image-guided coronary CTO-crossing system, with initial animal studies expected to be completed in the second quarter
●	Pantheris SV IMAGE-BTK clinical study (small vessel, below-the-knee) continues to generate excellent clinical outcomes data in a challenging patient population
●

Announced the physician presentation of unsurpassed clinical data on the treatment of in-stent restenosis with Pantheris at the Charing Cross International Symposium, with additional podium presentations planned for major clinical conferences in the second quarter

●	Maintained a cash position of $10.4 million at March 31, 2023

“We sustained solid operations in the first quarter, significantly improving gross margin from the prior year and maintaining our efficient operating cost model as we moved forward with multiple product and clinical programs designed to expand and enhance Avinger’s growth opportunities,” commented Jeff Soinski, Avinger’s President and CEO.

“Our recent 510(k) clearance for Tigereye ST, the first of two anticipated this year, supports our market expansion strategy with new peripheral products that we expect will deepen our case activity within accounts and enable physicians to treat additional patients with Avinger’s best-in-class Lumivascular approach. We have initiated limited launch of the Tigereye ST device and anticipate expanding to full commercial availability in the third quarter. We also advanced our 510(k) submission for Pantheris LV, filed in January, and anticipate FDA clearance in the mid-year time frame. We believe Pantheris LV will be an important growth driver for our business by streamlining the atherectomy procedure and expanding our capabilities for the treatment of large vessel disease. In anticipation of a favorable review outcome, we are planning for Pantheris LV commercial launch in the second half of this year.

“We are excited about the progress we are making in the development of our first coronary product application, targeting a superior image-guided solution to the complex, expensive and uncertain procedures currently used to cross chronic total occlusions in the coronary arteries. We have continued to advance product development and anticipate completing our first round of animal studies this quarter as we work towards our goal of filing an IDE application with the FDA within the next 9-12 months to allow for initiation of a clinical study in 2024.”

First Quarter 2023 Financial Results

Total revenue was $1.9 million for the first quarter of 2023, compared with $1.9 million in the first quarter of 2022 and $2.0 million in the fourth quarter of 2022. Sales productivity increased as revenue remained stable with lower sales headcount. The company is currently hiring additional field sales personnel to increase selling activities and expand case coverage capability in key markets.

Gross margin for the first quarter of 2023 was 34%, compared with 28% in the first quarter of 2022 and 34% in the fourth quarter of 2022. Operating expenses for the first quarter of 2023 were $4.9 million, compared with $5.2 million in the first quarter of 2022 and $4.5 million in the fourth quarter of 2022.

Net loss and comprehensive loss for the first quarter of 2023 was $4.6 million, compared with $5.1 million in the first quarter of 2022 and $4.2 million in the fourth quarter of 2022.

Adjusted EBITDA, as defined under non-GAAP financial measures in this press release, was a loss of $3.9 million, compared to a loss of $4.6 million in the first quarter of 2022 and a loss of $3.8 million in the fourth quarter of 2022. For more information regarding non-GAAP financial measures discussed in this press release, please see “Non-GAAP Financial Measures” below, as well as the reconciliation of non-GAAP measures to the nearest GAAP measure, provided in the tables below.

Cash and cash equivalents totaled $10.4 million as of March 31, 2023.

Conference Call

Avinger will hold a conference call today, May 10, 2023, at 4:30pm ET to discuss its first quarter 2023 financial results.

To listen to a live webcast, please visit http://www.avinger.com and select Investor Relations. To join the call by telephone, please dial +1-973-528-0011 and use passcode 969663. A webcast replay of the call will be available on Avinger's website following completion of the call at www.avinger.com.

About Avinger, Inc.

Avinger is a commercial-stage medical device company that designs and develops the first and only image-guided, catheter-based system for the diagnosis and treatment of patients with Peripheral Artery Disease (PAD). PAD is estimated to affect over 12 million people in the U.S. and over 200 million worldwide. Avinger is dedicated to radically changing the way vascular disease is treated through its Lumivascular platform, which currently consists of the Lightbox imaging console, the Ocelot and Tigereye® family of chronic total occlusion (CTO) catheters, and the Pantheris® family of atherectomy devices. Avinger is based in Redwood City, California. For more information, please visit www.avinger.com.

Follow Avinger on Twitter and Facebook.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding our future performance, our expected timing relating to the full commercial availability of Tigereye ST, the receipt of FDA clearance of our 510(k) application for Pantheris LV and the commercial launch of Pantheris LV, patient and physician benefits of our products, the impacts of our products on the treatment of vascular disease, our ability to successfully develop new products, including products relating to the treatment of coronary artery disease (CAD), the timing of the development of new products, the impact of products developed for the treatment of CAD on our business and results of operations, the potential success of our coronary product application, and our expectation regarding assessing coronary prototypes in animal studies and the timing relating to our goal of filing an IDE application relating to a clinical study, and the timing regarding the initiation of a clinical study. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include our dependency on a limited number of products; the resource requirements related to Pantheris, Tigereye and our Lightbox imaging console; the outcome of clinical trial results; the adoption of our products by physicians; our ability to obtain regulatory approvals for our products; as well as the other risks described in the section entitled "Risk Factors" and elsewhere in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2023, as amended, and Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. Avinger disclaims any obligation to update these forward- looking statements.

Non-GAAP Financial Measures

Avinger has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). The Company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing the Company’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

The presentation of these non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company’s financial statements prepared in accordance with GAAP. A reconciliation of the Company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

Adjusted EBITDA. Avinger defines Adjusted EBITDA as net loss and comprehensive loss plus interest expense, net, plus other income, net, plus stock-based compensation expense plus certain inventory charges plus certain depreciation and amortization expense. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures as analytical tools. Furthermore, these non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP, and the components that Avinger excludes in its calculation of non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP results of operations. Avinger compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures. In the future, the Company may also exclude other non-recurring expenses and other expenses that do not reflect the Company’s core business operating results.

Investor Contact:

Matt Kreps

Darrow Associates Investor Relations

(214) 597-8200

mkreps@darrowir.com

Public Relations Contact:

Phil Preuss

Chief Marketing Officer

Avinger, Inc.

(650) 241-7942

pr@avinger.com

Statements of Operations and Comprehensive Loss

(in thousands, except per share amounts) (unaudited)

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022

Revenues	$1,888	$2,001	$1,888
Cost of revenues	1,252	1,318	1,364
Gross profit	636	683	524

Operating expenses
Research and development	1,356	1,146	1,072
Selling, general and administrative	3,538	3,359	4,148
Total operating expenses	4,894	4,505	5,220

Loss from operations	(4,258)	(3,822)	(4,696)

Interest expense, net	(392)	(379)	(439)
Other income (expense), net	6	19	(5)
Net loss and comprehensive loss	(4,644)	(4,182)	(5,140)
Accretion of preferred stock dividends	(1,218)	(1,129)	(1,127)
Deemed dividend arising from beneficial conversion feature of convertible preferred stock	-	-	(5,111)
Net loss applicable to common stockholders	$(5,862)	$(5,311)	$(11,378)

Net loss per share attributable to common stockholders basic and diluted	$(0.71)	$(0.70)	$(2.33)

Weighted average common shares used to compute net loss per share, basic and diluted	8,219	7,569	4,889

Reconciliation of Adjusted EBITDA to Net loss and comprehensive loss

(in thousands) (unaudited)

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022

Net loss and comprehensive loss	$(4,644)	$(4,182)	$(5,140)
Add: Interest expense, net	392	379	439
Add: Other income (expense), net	(6)	(19)	5
Add: Stock-based compensation	245	1	52
Add: Certain depreciation and amortization charges	72	63	15
Adjusted EBITDA	$(3,941)	$(3,758)	$(4,629)

Balance Sheets

(in thousands, except per share amounts) (unaudited)

	March 31,	December 31,
Assets	2023	2022
Current assets:
Cash and cash equivalents	$10,370	$14,603
Accounts receivable, net of allowance for doubtful accounts of $24 at March 31, 2023 and $73 at December 31, 2022	1,012	1,057
Inventories	5,317	4,965
Prepaid expenses and other current assets	978	362
Total current assets	17,677	20,987

Right of use asset	1,928	2,194
Property and equipment, net	569	702
Other assets	296	312
Total assets	$20,470	$24,195

Liabilities and stockholders' (deficit) equity

Current liabilities:
Accounts payable	$517	$631
Accrued compensation	2,406	1,401
Accrued expenses and other current liabilities	725	657
Leasehold liability, current portion	1,120	1,092
Series A preferred stock dividends payable	1,218	-
Borrowings	14,672	14,165
Total current liabilities	20,658	17,946

Leasehold liability, long-term portion	808	1,102
Other long-term liabilities	496	1,001
Total liabilities	21,962	20,049

Stockholders' (deficit) equity:
Convertible preferred stock, par value $0.001	-	-
Common stock, par value $0.001	9	8
Additional paid-in capital	405,519	406,514
Accumulated deficit	(407,020)	(402,376)
Total stockholders' (deficit) equity	(1,492)	4,146
Total liabilities and stockholders' (deficit) equity	$20,470	$24,195